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                                   Exhibit 11


Statement re:  computation of per share earnings
------------------------------------------------

                                              Thirteen Weeks Ended             Thirty-nine Weeks Ended
                                            June 29,        June 30,          June 29,        June 30,
                                               1997            1996              1997             1996
                                          -----------       -----------       ----------      ------------

Weighted average shares outstanding        12,174,949        12,446,168       12,196,836        12,818,541

Common Stock equivalents:
  Stock options                                40,728            69,323           58,697            68,520
                                         ------------       -----------      -----------      ------------

                                           12,215,677        12,515,491       12,255,533        12,887,061
                                         ============       ===========      ===========      ============


     Net Income(Loss)                    ($ 1,070,000)      $ 1,477,000      $   837,000      ($   620,000)
                                         ============       ===========      ===========      ============



EARNINGS PER COMMON SHARE                $       (.09)      $       .12      $       .07      $       (.05)
                                         ============       ===========      ===========      ============



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